Exhibit 99.1

CEA Industries Closes $500 Million Private Placement to Advance Its BNB Treasury Strategy; Common Stock Ticker to Become “BNC”

Proceeds from the private placement enable the Company to acquire and adopt BNB as its primary treasury reserve asset

Louisville, CO, August 5, 2025 (GLOBE NEWSWIRE)— (Currently NASDAQ:VAPE, changing to NASDAQ:BNC on Wednesday August 6, 2025) CEA Industries Inc. (“CEA” or the “Company”) today announced the closing of its $500,000,000 private placement offering, led by YZi Labs, as of August 5, 2025, to support the implementation of its BNB-focused treasury strategy. The offering consists of a common equity PIPE delivering $500,000,000 in gross proceeds plus up to an additional $750,000,000 in cash which may be received from exercised warrants to be issued in the private placement (assuming 100% of warrants are exercised).

The Company also announced today that, beginning on Wednesday, August 6, 2025, shares of the Company’s common stock will trade on Nasdaq under the new ticker symbol “BNC”, and the Company’s outstanding publicly-traded warrants will trade on Nasdaq under the new ticker symbol “BNCWW”. The Company believes this ticker symbol change better reflects the Company’s new BNB treasury strategy, which it intends to operate under the name “BNB Network Company.”

“Our new BNC ticker reflects a strategic realignment with the BNB Chain ecosystem and a clear focus on treasury growth,” said David Namdar, incoming CEO of CEA Industries Inc. “This is the first step in building a best-in-class, institutional-grade vehicle that gives investors transparent and secure access to one of the most active blockchain networks in the world.”

This announcement marks a critical milestone in the Company’s BNB treasury strategy as it plans to use the net proceeds to purchase BNB, thus enabling the Company to adopt BNB as its primary treasury reserve asset, while continuing its core business operations.

10X Capital will serve as the asset manager of the BNB treasury strategy, with the support of YZiLabs.

Over 140 subscribers, led by institutional and crypto-native investors including YZi Labs, Pantera Capital, G-20 Group, Arche Capital, Exodus Point, GSR, Borderless, Arrington Capital, Blockchain.com, Hypersphere Capital, Kenetic, dao5, Protocol Ventures, Reciprocal Ventures, G-20 Group, Three Point Capital, Propel Horizon, Exinity, Winone, Nano Labs, Al Mal Capital and several other prominent investors including Rajeev Misra’s family office and the founders of Bitfury, participated in the offering.

David Namdar (Co-Founder, Galaxy Digital and Senior Partner, 10X Capital) joins the Company as CEO, and Russell Read (CIO, 10X Capital and former CIO of CalPERS, Deputy CIO of Deutsche Bank Asset Management) joins as CIO. Former CEO, Tony McDonald, will become President and remain on the board of directors.

Hans Thomas, Founding Partner and CEO of 10X Capital, and Alexander Monje, Partner and CLO of 10X Capital, will join as members of the board of directors.

Advisors

Cantor Fitzgerald & Co. served as lead financial advisor to 10X Capital and sole placement agent to the Company.

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, and Clear Street LLC served as financial advisors to 10X Capital.

Winston & Strawn LLP served as counsel to 10X Capital.

DLA Piper LLP (US) served as counsel to Cantor Fitzgerald & Co.

The offer and sale of the foregoing securities were made in a private placement in reliance on an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws. Concurrently with the execution of the securities purchase agreements, the Company and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock to be issued or issuable in connection with the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About CEA Industries Inc.

CEA Industries Inc. (NASDAQ:BNC) is a growth-oriented company that has focused on building category-leading businesses in consumer markets, including the recently announced BNB-focused Digital Asset Treasury. CEA Industries Inc. offers BNB access via (NASDAQ:BNC) (NASDAQ:BNCWW for warrants) with institutional-grade treasury strategy, execution and SEC-compliant reporting. Following the closing of the PIPE, CEA intends to deploy a BNB focused Treasury strategy, offering a gateway for institutional and retail investors to participate in the BNB Chain ecosystem, Binance Layer-1 blockchain ecosystem coin.

CEA Industries Inc. will continue to emphasize transparency with the SEC and all investors regarding re-investment, holdings, and strong engagement with the BNB ecosystem and community. Additional updates on BNB acquisitions, treasury growth and governance measures are expected in the coming weeks. Currently, CEA Industries Inc. remains the world’s largest U.S. publicly traded $BNB treasury company.

About 10X Capital

10X Capital is a next-generation investment firm focused on digital transformation, including digital assets and digital infrastructure. Founded by pioneering digital currency and fintech entrepreneur Hans Thomas (founding team, InternetCash), 10X Capital brings institutional capital to exceptional opportunities worldwide. With capabilities in asset management, treasury management, and capital markets, the firm takes a holistic, market-leading approach to building and managing Digital Asset Treasury companies (DATs) around the world, in partnership with top foundations & entrepreneurs.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding the potential benefits of the uses of proceeds of the Company’s recent offering and future business plans. In evaluating these forward-looking statements, you should consider various factors, including CEA’s ability to keep pace with new technology and changing market needs; CEA’s ability to finance its current business and proposed future business; the competitive environment of CEA’s business; and the future value of BNB. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond CEA’s control, including those set forth in the Risk Factors section of CEA’s Form 10-K filed with the SEC on March 27, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of CEA’s filings with the SEC are available on the SEC’s website at www.sec.gov. CEA undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contacts:

CEA Industries	Sarah May	hello@web3wasabi.com